Exhibit 10.9

Execution Version

Wheeler Real Estate Investment Trust, Inc.

and

Computershare Inc.

and

Computershare Trust Company, N.A.,

Warrant Agent

Warrant Agreement

Dated as of April 22, 2014

i

WARRANT AGREEMENT

WARRANT AGREEMENT dated as of April 22, 2014 (this “Agreement”), between Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), Computershare Inc., a Delaware corporation (“Computershare”) and its wholly owned subsidiary, Computershare Trust Company, N.A., a national banking association (collectively with Computershare, the “Warrant Agent”).

W I T N E S S E T H

WHEREAS, the Company proposes to issue up to 120,000 units (the “Units”) in connection with the Company’s public offering (the “Offering”), with each unit comprised of (i) five shares of Series B Preferred Stock (the “Series B Preferred Stock”), and (ii) six warrants (each, a “Warrant,” and collectively, the “Warrants”), each to purchase 1 share of common stock of the Company, par value $0.01 (the “Common Stock”), at an exercise price of $            (the “Exercise Price”), subject to adjustment as described herein. The Units will not be certificated. The shares of Series B Preferred Stock and the Warrants are immediately separable and will be issued separately; and

WHEREAS, the Company desires that the Warrant Agent act on its behalf in connection with the issuance, transfer, exchange, exercise and replacement of the Warrants, and this Agreement sets forth, among other things, the form and provisions of the Warrants and the terms and conditions on which they may be issued, transferred, exchanged, exercised and replaced;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

“Affiliate” has the meaning ascribed to it in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

“NASDAQ” means the Nasdaq Capital Market.

“Business Day” means any day other than a Saturday, Sunday or a day on which NASDAQ or banks in the states of New York or New Jersey are authorized or obligated by law or executive order to close.

“Close of Business” on any given date means 5:00 p.m., Virginia Beach, Virginia time, on such date; provided, however, that if such date is not a Business Day, it means 5:00 p.m., Virginia Beach, Virginia time, on the next succeeding Business Day.

“Holder” means a holder of beneficial interest in a Warrant.

“Person” means an individual, corporation, association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or any other entity.

“Warrant Shares” means shares of Common Stock issuable upon exercise of Warrants. Initially, the number of shares of Common Stock with respect to which a Warrant may be exercised is 1.

Section 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Warrant Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Warrant Agents as it may, in its sole discretion, deem necessary or desirable. In the event the Company appoints one or more co-warrant agents, the Company shall delivery written notice to the Warrant Agent setting forth the respective duties of the Warrant Agent and any co-warrant agent. The Warrant Agent shall not have a duty to supervise, and no event shall the Warrant Agent be liable for, the acts or omissions of any such co-warrant agent.

Section 3. Bank Accounts. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

Section 4. Issuance and Form of Warrant Certificate.

(a) The Company shall execute and the Warrant Agent shall countersign, either manually or by facsimile signature, and deliver one or more certificates (each, a “Warrant Certificate”), evidencing the Warrants, and each such Warrant Certificate (i) shall be registered in the name of The Depository Trust Company (the “Depository”) or of the nominee of the Depository, and (ii) shall be delivered by the Warrant Agent to the Depository or pursuant to the Depository’s instructions or held by the Warrant Agent as custodian for the Depository. Each Warrant Certificate shall evidence such number of Warrants as is set forth therein.

(b) Each Warrant Certificate shall be substantially in the form set forth in Exhibit A attached hereto. The Warrant Certificate may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement (provided that they do not affect the rights, duties, obligations, liabilities or indemnities of the

Warrant Agent), and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules and regulations of the Depository, any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Warrant Certificate, as evidenced by their execution of the Warrant Certificate, which shall be reasonably acceptable to the Warrant Agent.

(c) The Company shall supply the Warrant Agent with an opinion of counsel prior to the issuance of any Warrant Certificate indicating that the Warrants and any shares of Common Stock issued upon exercise thereof were registered under the Securities Act of 1933, as amended (the “Act”), and all appropriate state securities law filings have been made with respect to the Warrants or shares of Common Stock and that the Warrants and any shares of Common Stock issued upon exercise thereof will be, when issued, validly issued, fully paid and non-assessable.

Section 5. Warrant Register. The Warrants will be issued in registered form only. The Warrant Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Warrant Certificates issued hereunder. The Warrant Agent will create a special account for the issuance of Warrant Certificates.

Section 6. Transfer and Exchange of Warrants.

(a) The registration of the transfer and exchange of Warrants or beneficial interests therein shall be effected through the Depository in accordance with this Agreement and the procedures and requirements of the Depository. Such requirements shall include, inter alia, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association at a guarantee level acceptable to the Warrant Agent. The Company may instruct the Warrant Agent from time to time that certain Warrants are subject to restrictions on transfer, in which case the Warrant Agent shall not permit the transfer of such Warrants without the consent of the Company. A Warrant Certificate may only be transferred as a whole, and not in part, and only by (i) the Depository to a nominee of the Depository, (ii) a nominee of the Depository to the Depository or another nominee of the Depository, or (iii) the Depository or any such nominee to a successor Depository or its nominee.

(b) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual or by facsimile signature or other electronic submission, each Warrant Certificate. No service charge shall be made for any registration of transfer or exchange. Any tax, assessments, or similar charge payable in connection with any registration of transfer or exchange shall be paid by the Holder of such Warrants. All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

(c) If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, upon delivery and cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign, by manual or facsimile signature, and deliver, in exchange and substitution for such mutilated, lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Warrant Agent of the loss, theft or destruction of such Warrant Certificate and an affidavit and the posting of an indemnity or bond satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

Section 7. Exercise of Warrants; Mechanics of Exercise.

(a) Subject to the terms and conditions set forth herein and set forth in each Warrant Certificate, each Warrant shall be exercisable for 1 share of Common Stock at the Exercise Price (subject to any adjustment pursuant to Section 7) commencing from the date of issuance thereof (the “Exercise Date”). Such Warrant shall cease to be exercisable and shall terminate and become void, and all rights thereunder and under this Agreement shall cease, at the Close of Business on the fifth anniversary of the Exercise Date (the “Expiration Date”).

(b) A Holder may exercise a Warrant in whole, but not in part, by delivering, not later than 5:00 p.m. New York time, on any Business Day to the Warrant Agent at its office designated for such purpose: (i) a properly completed and duly executed copy of the subscription notice set forth in Exhibit A to the Warrant Certificate (the “Subscription Notice”) and (ii) full payment, for the account of the Company, of the Exercise Price. Such payment shall be made in United States dollars by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Any Holder shall effect compliance with the requirements in clauses (i) and (ii) above through the relevant members of the Depository in accordance with the procedures of the Depository. If the Subscription Notice or the Exercise Price is received by the Warrant Agent after the Close of Business, the Warrant will be deemed to be received and exercised on the next Business Day. If the Warrant is received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of a Warrant. The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.

(c) In the event of a cash exercise, the Company hereby instructs the Warrant Agent to record cost basis for newly issued shares as the exercise price of the warrants for such shares.

(d) In the event that the Company provides written notice to the Warrant Agent that the exercise of any Warrant by any Holder will cause such Holder (together with the Holder’s Affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates) to beneficially own in excess of the Beneficial Ownership Limitation (as defined below), the Warrant Agent shall not effect the exercise of such Warrant for such Holder, and such Holder shall not have the right to exercise such Warrant. Until such written notice is received by the Warrant Agent, the Warrant Agent may presume for all purposes that no exercise of any Warrant will cause a Holder to beneficially own in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the Warrant Shares issuable upon exercise of the Warrant, but shall exclude the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised or nonconverted portion of any other Warrants or any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein, in each case beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of the Warrant is exercisable shall be in the sole discretion of the Holder, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are in non-compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The “Beneficial Ownership Limitation” shall be 9.8% in value of the shares of the Company’s capital stock outstanding, or 9.8% (in value or number of shares, whichever is more restrictive) of the shares of the Common Stock outstanding, in each case immediately after giving effect to the issuance of the Warrant Shares. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Holder of the Warrant.

(e) As soon as reasonably practicable after the exercise of any Warrant, the Company shall issue, or otherwise deliver, in authorized denominations to or upon the order of the Holder of such by same-day or next-day credit to the Depository for the account of such Holder or for the account of a participant in the Depository the Warrant Shares to which such Holder is entitled, in each case registered in such name and delivered to such account as directed in the Subscription Notice by such Holder or by the direct participant in the Depository through which such Holder is acting.

(f) The Company acknowledges that the bank accounts maintained by Computershare in connection with the services provided under this Agreement will be in its name and that Computershare may receive investment earnings in connection with the investment of the funds held in such bank accounts from time to time, and such investment earnings shall be for the sole benefit of Computershare. Neither the Company nor any Holder will receive interest on any deposits or Exercise Price delivered to the Warrant Agent.

Section 8. Adjustment of Exercise Price. The Exercise Price and the Warrant Shares are subject to adjustment from time to time as set forth in this Section 8.

(a) In case the Company shall, while any Warrants remain outstanding and unexpired, (i) declare a dividend or make a distribution on its outstanding Common Stock in Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, or (iv) enter into any transaction whereby the outstanding shares of Common Stock are at any time changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity through reorganization, merger, consolidation, liquidation or recapitalization, then an appropriate adjustment in the number of shares of Common Stock (or other securities for which such shares of Common Stock have previously been exchanged or converted) purchasable under the Warrants shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holder of the Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares or other securities which, if the Warrant had been exercised by such Holder immediately prior to such date, the Holder would have been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a two-for-one stock subdivision (split) and the Exercise Price hereof immediately prior to such event was $6.00 and the number of shares of Common Stock issuable upon exercise of the Warrant was 1, the adjusted Exercise Price immediately after such event would be $3.00 and the adjusted number of shares of Common Stock issuable upon exercise of the Warrant would be 2. Any such adjustment shall be made successively whenever any event listed above shall occur.

(b) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 8(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment(s). All calculations shall be made to the nearest one hundredth (1/100) of a share.

(c) When a specified event requiring an adjustment occurs, the Company shall promptly prepare a written certificate setting forth, as applicable: (i) the Exercise Price of each Warrant, and (ii) the number of Warrant Shares covering each Warrant, each as adjusted, and a brief statement of the facts accounting for such adjustment. The Company shall promptly deliver such written certificate to the Warrant Agent and each transfer agent for the Common Stock, and instruct the Warrant Agent, after providing all information and documents requested by the Warrant Agent, including a brief summary of the information in such written certificate, to mail such summary provided by the Company to each Holder. Until such written certificate is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that no such adjustments have occurred. The Warrant Agent shall be entitled to rely conclusively on, and shall be fully protected in relying on, any certificate, notice or instructions provided by the Company with respect to any adjustment of the Exercise Price or the number of shares issued able upon exercise of a Warrant, or any related matter, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such certificate, notice or instructions or pursuant to this Warrant Agreement. The Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received written notice thereof from the Company. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall have no obligation under any Section of this Agreement to calculate any of the adjustments set forth herein.

Section 9. Certain Representations; Reservation and Availability of Shares of Common Stock or Cash.

(a) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Warrants have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Warrant Agent pursuant hereto, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits hereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, free from preemptive rights, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

(c) The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificate or the Warrant Shares. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of a Warrant Certificate or the issuance of Warrant Shares in a name other than that of the Holder (any such tax or charge being payable by the Holder at the time of surrender), and the Company can refrain from taking any action related thereto until it has been established to the Company’s reasonable satisfaction that no such tax or governmental charge is due. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment of taxes or charges, unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid.

Section 10. Fractional Shares of Common Stock.

(a) No fractional shares of Common Stock will be issued upon the exercise of the Warrants, upon reissue of the Warrants, or otherwise. Rather, the Company shall, at its election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up the number of shares of common stock to be issued to the nearest whole number.

(b) The Holder of a Warrant by the acceptance of the Warrant expressly waives his right to receive any fractional Warrant Share.

(c) Whenever a payment for fractional shares of Common Stock or any other securities is to be made by the Warrant Agent, the Company shall (i) promptly prepare and deliver to the Warrant Agent a certificate setting forth in reasonable detail the amounts of such payments and the facts relating to such payments, and (ii) provide sufficient monies to the Warrant Agent in the form of fully collected funds to make such payments. The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional shares of Common Stock or any other securities under any Section of this Agreement unless and until the Warrant Agent shall have received such a certificate and sufficient monies.

Section 11. Warrant Holder Not Deemed a Stockholder . No Holder of a Warrant or record holder of a Warrant Certificate shall be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the Holder of a Warrant or record holder of a Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or distributions or subscription rights, or otherwise, until such Warrant(s) evidenced by such Warrant Certificate shall have been exercised in accordance with the provisions hereof.

Section 12. The Warrant Agent.

(a) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable expenses, disbursements and counsel fees and disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder, as set forth in the Fee Schedule provided to the Company.

(b) The Company covenants and agrees to indemnify the Warrant Agent for, and to defend and hold the Warrant Agent harmless against, any liabilities, suits, actions, proceedings, judgments, claims, settlements, costs, expenses (including reasonable fees and expenses of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any action taken, suffered or omitted to be taken by the Warrant Agent in connection with the preparation, delivery, acceptance, administration, execution or amendment of this Agreement and the exercise or performance of its duties hereunder, including the costs and expenses of enforcing its rights hereunder; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such liabilities, suits, actions, proceedings, judgments, claims, settlements, costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its own gross negligence, bad faith, or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

(c) From time to time, the Company may provide the Warrant Agent with written instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to any officer of Company for written instruction, and may consult with legal counsel for the Warrant Agent (which may be an employee of the Warrant Agent) or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken, suffered or omitted to be taken by the Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel. The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

(d) Promptly after the receipt by the Warrant Agent of notice of any demand or claim or the commencement of any action, suit, proceeding or investigation, the Warrant Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing. The Company shall be entitled to participate at its own expense in the defense of any such claim or proceeding, and, if it so elects at any time after receipt of such notice, it may assume the defense of any suit brought to enforce any such claim or of any other legal action or proceeding; provided, that if there are legal defenses available to the Warrant Agent that are different from or additional to those available to the Company, or if there exists a conflict of interest between the Warrant Agent and the Company, the Company shall also be liable for the reasonable fees and expenses of separate counsel for the Warrant Agent. For the purposes of this Section 12, the term “expense or loss” means any amount paid or payable to satisfy any claim, demand, action, suit or proceeding settled with the express written consent of the Warrant Agent, and all reasonable costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit, proceeding or investigation.

(e) Notwithstanding anything to the contrary contained herein, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid under this Agreement by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

(f) Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special, punitive or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility or likelihood of such damages.

(g) The provisions of this Section 12 shall survive the termination of this Agreement and the resignation, removal or replacement of the Warrant Agent.

Section 13. Purchase or Consolidation or Change of Name of Warrant Agent.

(a) Any entity into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any entity succeeding to the shareowner services or corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 13. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

(b) If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 14. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of the Warrants, by their acceptance thereof, shall be bound:

(a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in the absence of bad faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, President, any Officer of the Company or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authentication to the Warrant Agent for any action taken or suffered in the absence of bad faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

(d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of Warrant Shares required under the provisions of Section 8 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by a Warrant Certificate after actual written notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable; nor shall it have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any such action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further information, documentation, and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

(g) The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman or the President, any Officer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable and shall be indemnified and held harmless for any action taken or suffered to be taken by it in the absence of bad faith in accordance with instructions of any such officer, provided Warrant Agent carries out such instructions without gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

(h) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or wilful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(j) The Warrant Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent hereunder.

(k) The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(l) The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including without limitation obligations under applicable regulation or law.

(m) The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement.

(n) The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(o) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof (and no duties or obligations shall be inferred or implied). The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.

(p) The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(q) The provisions of this Section 14 shall survive the termination of this Agreement and the resignation, removal or replacement of the Warrant Agent.

Section 15. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the

Company and to each known transfer agent of the Common Stock by commercial overnight delivery, and to the Holders by first-class mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days’ notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock by commercial over-night delivery, and to the Depository by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Depository, then the Warrant Agent or the Depository may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the Warrant Agent and to the Company an instrument accepting such appointment hereunder and thereupon such new warrant agent without any further act or deed shall become vested with all the rights, powers, duties and responsibilities of the Warrant Agent hereunder with like effect as if it had been named as warrant agent; but if for any reason it becomes necessary or expedient to have the former warrant agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former warrant agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the former Warrant Agent and each transfer agent for the Common Stock, and shall forthwith mail notice thereof to the registered holders at their addresses as they appear on the registry books. Failure to file or mail such notice, or any defect therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent. Upon any such termination, the Warrant Agent shall be relieved and discharged of any further responsibilities with respect to its duties, responsibilities and obligations hereunder. Upon payment of all outstanding fees and expenses hereunder, the Warrant Agent shall promptly forward to the Company or its designee any and all property or documentation relative to the Warrants and the holders thereof and documents relating to the Warrants or the holders thereof that the Warrant Agent may receive after its appointment has so terminated.

Section 16. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificate(s) evidencing the Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under Warrant Certificate(s) made in accordance with the provisions of this Agreement.

Section 17. Notices . All notices, demands, approvals, consents and other communications provided for or permitted hereunder (each a “Notice”) shall be in writing and, unless otherwise provided herein, shall be sent by commercial overnight delivery as follows:

(a)	If to the Company, to: Wheeler Real Estate Investment Trust, Inc. Riversedge North 2529 Virginia Beach Boulevard Virginia Beach, Virginia 30339 Attention: Jon Wheeler Fax: (757) 627-9081

(b)	If to the Warrant Agent, to: Computershare Trust Company, N.A. 250 Royall Street Canton, Massachusetts 02021 Attention: Client Administration Fax: (781) 575-2549

Any notice required to be delivered by the Company to the registered holder of any Warrant Certificate may be given by the Warrant Agent on behalf of the Company, provided that the Company has provided the Warrant Agent with all information and documents requested in connection therewith.

Except as otherwise provided in this Agreement, any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Holders shall be sufficiently given or made if sent to the Holders at their last known addresses as they shall appear on the registration books maintained by the Warrant Agent.

Each Notice shall be deemed to have been duly given and effective when sent. Any party may by Notice to the other parties given in accordance with this Section 17 designate another address or person for receipt of Notices hereunder. If the address of a party has changed, then such party promptly shall by Notice to the other parties given in accordance with this Section 17 designate a new address for receipt of Notices hereunder. For the avoidance of doubt, if a Notice given in accordance with this Section 17 to a party is returned to the sender as being refused or undeliverable (or having a similar status), then such Notice to such party shall be deemed to have been duly given and effective on the date that such Notice was originally sent.

Section 18. Supplements and Amendments . The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the Holders. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 18. The Warrant Agent may, but shall not be obligated to, enter into any amendment that affects its own rights, duties, liabilities or obligations hereunder.

Section 19. Successors. All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 20. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than the Company and the Warrant Agent any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

Section 21. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

Section 22. Counterparts. This Agreement may be executed (including by facsimile or other electronic transmission) with counterpart signature pages or in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, shall have the same effect, authority and enforceability of an original signature and all such counterparts shall together constitute but one and the same instrument.

Section 23. Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 24. Information. The Company agrees to promptly provide the Holders the information it is required to provide to the holders of the Common Stock.

Section 25. Force Majeure. Notwithstanding anything to the contrary contained herein, Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 26. Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services set forth in the attached schedule, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

Section 27. Further Assurances. The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

Section 28. Severability. If any term or provision of this Agreement is deemed invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction; provided, that if such invalid or unenforceable term affects the rights, duties, obligations or liabilities of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately. IN WITNESS WHEREOF, the parties hereto have executed this Warrant Agreement as of the date first above written.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:
Name:	Jon S. Wheeler
Title:	Chairman and Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title: